EXHIBIT 21

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES

Listed below are the subsidiaries of The Black & Decker Corporation as of December 31, 2008. Names of certain inactive, liquidated, or minor subsidiaries have been omitted.

Baldwin Hardware Corporation	UNITED STATES
Biesemeyer Manufacturing Corporation	UNITED STATES
Black & Decker Abrasives Inc.	UNITED STATES
Black & Decker Inc.	UNITED STATES
Black & Decker (U.S.) Inc.	UNITED STATES
Black & Decker Funding Corporation	UNITED STATES
Black & Decker Group, LLC	UNITED STATES
Black & Decker HealthCare Management Inc.	UNITED STATES
Black & Decker Holdings LLC	UNITED STATES
Black & Decker Investment Company, LLC	UNITED STATES
Black & Decker Investments LLC	UNITED STATES
Black & Decker (Ireland) Inc.	UNITED STATES
Black & Decker India Inc.	UNITED STATES
Black & Decker Investments (Australia) Limited	UNITED STATES
Black & Decker (Puerto Rico) LLC	UNITED STATES
Cattail Technologies, LLC	UNITED STATES
Delta International Machinery Corp.	UNITED STATES
Devilbiss Air Power Company	UNITED STATES
Emglo Products, LLC	UNITED STATES
Emhart Credit Corporation	UNITED STATES
Emhart Harttung Inc.	UNITED STATES
EII Maryland LLC	UNITED STATES
Emhart Teknologies LLC	UNITED STATES
Kwikset Corporation	UNITED STATES
Newfrey LLC	UNITED STATES
Price Pfister Holdings Inc.	UNITED STATES
Price Pfister, Inc.	UNITED STATES
Shenandoah Insurance, Inc.	UNITED STATES
Sitelock LLC	UNITED STATES
Spiralock Corporation	UNITED STATES
Vector Products, Inc.	UNITED STATES
Weiser Lock Corporation	UNITED STATES

Black & Decker Argentina S.A.	ARGENTINA
Black & Decker (Australia) Pty. Ltd.	AUSTRALIA
Black & Decker Distribution Pty. Ltd.	AUSTRALIA
Black & Decker Finance (Australia) Ltd.	AUSTRALIA
Black & Decker Holdings (Australia) Pty. Ltd.	AUSTRALIA
Kwikset (Australasia) Pty. Ltd.	AUSTRALIA
Black & Decker Werkzeuge Vertriebs‑Gesellschaft M.B.H	AUSTRIA
Black & Decker (Belgium) N.V.	BELGIUM
Black & Decker Do Brasil Ltda.	BRAZIL
Refal Industria e Comercio de Rebites e Rebitadeiras Ltda.	BRAZIL
Spiralock Do Brasil, LTDA.	BRAZIL
Black & Decker Canada Inc.	CANADA
Black & Decker Holdings (Canada) Inc.	CANADA
Black & Decker (Cayman) Finance Limited	CAYMAN ISLANDS
Jointech Corporation, Ltd.	CAYMAN ISLANDS
Wintech Corporation Limited	CAYMAN ISLANDS
Maquinas y Herramientas Black & Decker de Chile S.A.	CHILE
Anzi Masterfix Tool Ltd.	CHINA
Black & Decker (Xiamen) Industrial Co. Ltd.	CHINA
Black & Decker (Suzhou) Co. Ltd.	CHINA
Black & Decker (Suzhou) Power Tools Co., Ltd.	CHINA
Black & Decker (Suzhou) Precision Manufacturing Co., LTD	CHINA
Guangzhou Emhart Fastening System Co., Ltd.	CHINA
Qingdao Sungun Power Tool Co., Ltd.	CHINA
Shanghai Emhart Fastening Systems Ltd.	CHINA
Spiralock (Shanghai) Trading Co., Ltd.	CHINA
Black & Decker de Colombia S.A.	COLOMBIA
Black and Decker de Costa Rica Limitada	COSTA RICA
Black & Decker (Czech) S.R.O.	CZECH REPUBLIC
Black & Decker Trading s.r.o.	CZECH REPUBLIC
Tucker S.R.O.	CZECH REPUBLIC
Emhart Harttung A/S	DENMARK
Black & Decker Del Ecuador S.A.	ECUADOR
Black & Decker Oy	FINLAND
Black & Decker Finance ScA.	FRANCE
Black & Decker (France) S.A.S.	FRANCE
Emhart Fastening & Assembly SNC	FRANCE
Emhart S.A.R.L.	FRANCE
BD Beteiligungs G.m.b.H. & Co. K.G.	GERMANY
B.B.W. Bayrische Bohrerwerke G.m.b.H.	GERMANY

Black & Decker G.m.b.H.	GERMANY
Masterfix Verbindungssysteme GMBH	GERMANY
Tucker G.m.b.H.	GERMANY
Black & Decker (Hellas) S.A.	GREECE
BD Precision (Hong Kong) Limited	HONG KONG
BD Suzhou (Hong Kong) Limited	HONG KONG
BD Suzhou Power Tools (Hong Kong) Limited	HONG KONG
BD Xiamen (Hong Kong) Limited	HONG KONG
Black & Decker Hong Kong Limited	HONG KONG
Emhart Asia Limited	HONG KONG
Emhart Guangzhou (Hong Kong) Limited	HONG KONG
Hangtech Limited	HONG KONG
Spiralock Global Ventures, Limited	HONG KONG
Black & Decker Hungary Korlatolt Felelossegu Tarsasag	HUNGARY
Black & Decker India Private Limited	INDIA
Emhart Teknologies (India) Private Limited	INDIA
Baltimore Financial Services Company	IRELAND
Baltimore Insurance Limited	IRELAND
Belco Investments Company	IRELAND
Black & Decker (Ireland)	IRELAND
Chesapeake Falls Holdings Company	IRELAND
Gamrie Limited	IRELAND
Black & Decker Italia S.P.A.	ITALY
Nippon Pop Rivets & Fasteners Ltd.	JAPAN
Black & Decker (Overseas) A.G.	LIECHTENSTEIN
Black & Decker Limited S.A.R.L.	LUXEMBOURG
Black & Decker Luxembourg Finance S.C.A.	LUXEMBOURG
Black & Decker Luxembourg S.A.R.L.	LUXEMBOURG
Chesapeake Investments Company S.A.R.L.	LUXEMBOURG
Black & Decker Macao Commercial Offshore Limited	MACAO
Black & Decker Asia Pacific (Malaysia) Sdn. Bhd.	MALAYSIA
Black & Decker de Reynosa S. de R.L. de C.V.	MEXICO
Black & Decker HHI Mexico, S. de R.L. de C.V.	MEXICO
Black & Decker, S.A. de C.V.	MEXICO
DeWalt Industrial Tools, S.A. de C.V.	MEXICO
Grupo Black & Decker Mexico, S. de R.L.de C.V.	MEXICO
Weiser Lock Mexico, S. De R.L. De C.V.	MEXICO
Black & Decker (Nederland) B.V.	NETHERLANDS
Black & Decker Far East Holdings B.V.	NETHERLANDS
Black & Decker Hardware Holdings B.V.	NETHERLANDS

Black & Decker International Holdings B.V./S.a.r.l.	NETHERLANDS
Black & Decker Overseas Holdings B.V.	NETHERLANDS
Interfast B.V.	NETHERLANDS
Masterfix Products B.V.	NETHERLANDS
Black & Decker (New Zealand) Limited	NEW ZEALAND
Black & Decker (Norge) A/S	NORWAY
Emhart Sjong A/S	NORWAY
Black & Decker de Panama, S.A.	PANAMA
Black & Decker International Corporation	PANAMA
Emhart Panama, S.A.	PANAMA
Black & Decker Del Peru S.A.	PERU
Black & Decker Polska Sp.z.o.o.	POLAND
Masterfix Poland Ltd. Sp.z.o.o.	POLAND
Black & Decker Asia Pacific Pte. Ltd.	SINGAPORE
Black & Decker Slovakia S.r.o.	SLOVAKIA
Emhart Fastening Teknologies Korea, Inc.	SOUTH KOREA
Black & Decker Iberica S.Com por A.	SPAIN
Black & Decker Aktiebolag	SWEDEN
Emhart Teknik Akteibolag	SWEDEN
Black & Decker (Switzerland) AG	SWITZERLAND
Emhart A.G.	SWITZERLAND
Joinery Industrial Co., Ltd.	TAIWAN
Black & Decker (Thailand) Limited	THAILAND
Emhart Teknologies (Thailand) Ltd.	THAILAND
Aven Tools Limited	UNITED KINGDOM
Bandhart	UNITED KINGDOM
Bandhart Overseas	UNITED KINGDOM
Black & Decker Batteries Management Limited	UNITED KINGDOM
Black & Decker Finance	UNITED KINGDOM
Black & Decker International	UNITED KINGDOM
Black & Decker	UNITED KINGDOM
Black & Decker Europe	UNITED KINGDOM
Emhart International Limited	UNITED KINGDOM
Masterfix Products U.K. Ltd.	UNITED KINGDOM
Masterfix UK Holdings Limited	UNITED KINGDOM
Tucker Fasteners Limited	UNITED KINGDOM
Spiralock of Europe Ltd.	UNITED KINGDOM
Black & Decker de Venezuela, C.A.	VENEZUELA
Black & Decker Holdings de Venezuela, C.A.	VENEZUELA